Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2025 FINANCIAL RESULTS
~ Record Revenues of $759.2 million ~

New York, NY - August 22, 2025 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the fourth quarter and full year fiscal 2025, ended June 30, 2025.

Fourth Quarter Fiscal 2025 Financial Summary
•Revenues of $759.2 million
•GAAP diluted EPS of $4.41
•Non-GAAP diluted EPS of $3.54
Full Fiscal 2025 Financial Summary
•Revenues of $2.6 billion
•GAAP diluted EPS of $11.76
•Non-GAAP diluted EPS of $10.96

Additional Financial Highlights

•The Company's Board of Directors (the "Board") declared a $0.80 per share cash dividend payable on September 8, 2025 to shareholders of record at the close of business on September 2, 2025.
•The Company intends to pay regular quarterly cash dividends of at least $0.80 per share during each quarter of fiscal year 2026, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.
•The Company has initiated a new stock repurchase program authorizing the Company to repurchase up to $500 million of its common stock, as disclosed in the Form 8-K filed on August 22, 2025.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F4Q25	F3Q25	F4Q24
Revenues	759.2	664.2	507.5
Enterprise Technology	680.1	585.7	431.7
Service Provider Technology	79.0	78.4	75.7
Gross profit	342.7	295.9	204.1
Gross Profit (%)	45.1%	44.5%	40.2%
Total Operating Expenses	81.3	69.0	65.8
Income from Operations	261.4	226.9	138.4
GAAP Net Income	266.7	180.4	103.8
GAAP EPS (diluted)	4.41	2.98	1.72
Non-GAAP Net Income	214.4	181.8	105.1
Non-GAAP EPS (diluted)	3.54	3.00	1.74

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025(1)	2024(1)
Enterprise Technology	$680,147	$431,733	$2,254,254	$1,617,665
Service Provider Technology	79,006	75,728	319,291	310,825
Total revenues	$759,153	$507,461	$2,573,545	$1,928,490

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025(1)	2024(1)
North America	$379,899	$253,274	$1,295,515	$946,428
Europe, the Middle East and Africa	303,796	194,102	999,384	740,113
Asia Pacific	47,344	32,087	168,843	127,901
South America	28,114	27,998	109,803	114,048
Total revenues	$759,153	$507,461	$2,573,545	$1,928,490
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2025 and 2024, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter of fiscal 2025 were $759.2 million, representing an increase from the prior quarter of 14.3% and an increase from the comparable prior year period of 49.6%. On a full year basis, revenues for fiscal 2025 were $2.6 billion, representing a 33.4% increase compared to full year fiscal 2024.
The growth in revenues over the prior quarter and the comparable prior year periods were predominantly driven by increase in revenue from our Enterprise Technology platform and to a lesser extent our Service Provider Technology platform.

Gross Margin-Gross Profit as a percentage of Revenue

During the fourth quarter of fiscal 2025, GAAP gross profit was $342.7 million. GAAP gross margin of 45.1% increased by 0.6% as compared to the prior quarter GAAP gross margin of 44.5% and increased by 4.9% as compared to the comparable prior year period GAAP gross margin of 40.2%. On a full year basis, fiscal 2025 GAAP gross profit was $1,117.5 million. Fiscal 2025 GAAP gross margin of 43.4% increased by 5.0% as compared to fiscal 2024 GAAP gross margin of 38.4%.
The increase in gross profit margin as compared to the prior quarter was primarily driven by favorable product mix, and as a percentage of revenue, lower excess and obsolete inventory charges and lower indirect operating expenses, offset in part by higher tariffs. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by favorable product mix, and as a percentage of revenue, lower excess and obsolete inventory charges, shipping costs and indirect operating expenses, partially offset by higher tariffs. The increase in gross profit margin for full fiscal 2025 as compared to full fiscal 2024 was primarily driven by favorable product mix, and as a percentage of revenue, lower excess and obsolete inventory charges and lower indirect operating expenses, partially offset by higher tariffs.

Research and Development

During the fourth quarter of fiscal 2025, research and development ("R&D") expenses were $47.5 million. This reflects an increase as compared to the R&D expenses of $44.3 million in the prior quarter and R&D expenses of $44.1 million in the comparable prior year period. On a full year basis, fiscal 2025 R&D expenses were $169.7 million, representing an increase of $9.9 million as compared to R&D expenses of $159.8 million for fiscal 2024.
The increase in R&D expenses as compared to the prior quarter was primarily due to increased prototype-related expenses and higher employee-related expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses, offset in part by lower prototype-related expenses. The increase in R&D expenses for fiscal 2025 compared to fiscal 2024 was primarily driven by higher employee-related expenses and higher depreciation and software expenses, partially offset by lower prototype-related expenses.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the fourth quarter of fiscal 2025 were $33.9 million. This reflects an increase as compared to the SG&A expenses of $24.8 million in the prior quarter and an increase compared to the SG&A expenses of $21.7 million in the comparable prior year period. On a full year basis, fiscal 2025 SG&A expenses were $111.5 million, reflecting an increase of $30.5 million as compared to SG&A expenses of $81.0 million for fiscal 2024.
The increase in SG&A costs as compared to the prior quarter was primarily due to reserves taken against accounts receivable, credit card processing fees arising from incremental webstore sales, professional fees, marketing expenses and employee-related expenses. The increase in SG&A costs as compared to the comparable prior year period was primarily due to credit card processing fees arising from incremental webstore sales, reserves taken against accounts receivable and higher employee-related expenses, marketing expenses and professional fees.
Interest Expense and Other, net
During the fourth quarter of fiscal 2025, Interest expense and other, net ("I&O") expenses were $3.2 million. This reflects a decrease as compared to the I&O expenses in both the prior quarter and the comparable prior year period of $5.4 million and $16.8 million, respectively. On a full year basis, fiscal 2025 I&O expenses were $30.6 million, reflecting a decrease of $44.6 million as compared to the I&O expenses of $75.2 million for fiscal 2024.
The decrease in I&O expenses as compared to the prior quarter was primarily due to lower interest expense driven by a decrease in borrowings. The decrease in I&O expenses as compared to the comparable prior year period was primarily due to lower interest expense driven by a decrease in borrowings and lower interest rates and foreign exchange gains in the fourth quarter of fiscal 2025 compared to foreign exchange losses in the comparable prior year period. The decrease in I&O expense for fiscal 2025 as compared to fiscal 2024 was primarily driven by lower interest expense driven by a decrease in borrowings and lower interest rates.

Income Taxes
During the fourth quarter of fiscal 2025, the Company transferred certain intangible properties held by our foreign subsidiaries to the U.S. A corresponding amount of $53.7 million of R&D expenditures is now recognized as a U.S. deferred tax asset and, pursuant to GAAP, immediately recognized in the fourth quarter of fiscal 2025. The fourth quarter fiscal 2025 GAAP provision for income taxes reflects a benefit of $8.5 million, primarily as a result of this transaction. Please see pages 7 and 8 of this press release for non-GAAP adjustments to our financial results, including adjustments arising from this transaction.
Net Income and Earnings Per Share
During the fourth quarter of fiscal 2025, GAAP net income was $266.7 million and non-GAAP net income was $214.4 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 156.9% and 104.1%, respectively, primarily driven by higher revenues, higher gross profit and income tax benefit. Fourth quarter fiscal 2025 GAAP earnings per diluted share was $4.41, reflecting an increase of 156.4% when compared to the comparable prior year period, and non-GAAP earnings per diluted share was $3.54, reflecting an increase of 103.4% when compared to the comparable prior year period. As discussed elsewhere in this press release, the difference between GAAP net income and non-GAAP net income for the fourth quarter of fiscal 2025 is primarily driven by the immediate recognition under GAAP of the $53.7 million deferred tax asset described in the prior paragraph.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statement regarding stock repurchases,any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on our operations and financial results; the impact of public health problems, such as COVID-19, on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2025, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025(1)	2024(1)
Revenues	$759,153	$507,461	$2,573,545	$1,928,490
Cost of revenues	416,423	303,320	1,456,094	1,188,728
Gross profit	$342,730	$204,141	$1,117,451	$739,762
Operating expenses:
Research and development	47,455	44,076	169,672	159,768
Sales, general and administrative	33,873	21,695	111,499	80,997
Total operating expenses	81,328	65,771	281,171	240,765
Income from operations	261,402	138,370	836,280	498,997
Interest expense and other, net	3,191	16,813	30,628	75,169
Income before income taxes	258,211	121,557	805,652	423,828
(Benefit) Provision for income taxes	(8,494)	17,753	93,730	73,868
Net income	$266,705	$103,804	$711,922	$349,960
Net income per share of common stock:
Basic	$4.41	$1.72	$11.77	$5.79
Diluted	$4.41	$1.72	$11.76	$5.79
Weighted average shares used in computing net income per share of common stock:
Basic	60,491	60,462	60,480	60,454
Diluted	60,545	60,466	60,534	60,458
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2025 and 2024, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Twelve Months Ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Net Income	$266,705	$180,435	$103,804	$711,922	$349,960
Share-based compensation:
Cost of revenues	65	62	45	238	159
Research and development	1,331	1,351	1,264	5,238	4,831
Sales, general and administrative	476	435	378	1,732	1,368
Tax effect of Non-GAAP adjustment relating to Share-based compensation	(462)	(454)	(441)	(1,772)	(1,560)
Deferred Tax benefit from intangibles realignment transaction	(53,668)	—	—	(53,668)	—
Non-GAAP net income	$214,447	$181,829	$105,050	$663,690	$354,758
Non-GAAP diluted EPS	$3.54	$3.00	$1.74	$10.96	$5.87

Shares outstanding (Diluted)	60,545	60,545	60,466	60,534	60,458
Weighted-average shares used in Non-GAAP diluted EPS	60,545	60,545	60,466	60,534	60,458
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense, and the tax effects of these non-GAAP adjustments and the deferred tax benefit from intercompany intangibles realignment transaction.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740; and
• Deferred Tax benefit from intangibles realignment transaction.

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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